Exhibit 99.1

RenX Enterprises Corp. Secures Initial $13 Million of PIPE Financing; Up to $87 Million in Additional Financing Available

MIAMI, FL, May 5, 2026 - RenX Enterprises Corporation (NASDAQ: RENX) (“RenX” or the “Company”) today announced that it has entered into a securities purchase agreement with institutional investors for a private investment in public equity (“PIPE”) financing. The transaction provides for an initial commitment of $13 million, with the potential for up to an additional $87 million in funding available from time to time upon mutual consent of the parties.

The securities issued and issuable in the PIPE financing consist of senior convertible notes and warrants to purchase shares of the Company’s common stock. Of the initial $13 million commitment, $6.3 million was funded at the initial closing on May 4, 2026, with the remaining $6.7 million expected to be funded promptly following the effectiveness of a registration statement to be filed by the Company with the Securities and Exchange Commission (the “SEC”) related to the resale of the common stock issuable upon conversion or exercise, as applicable, of the securities issued in the PIPE financing.

The Company intends to use the net proceeds from the initial closing primarily for working capital, and the net proceeds from the second closing to repay senior convertible notes issued by the Company in February 2026.

Dawson James Securities, Inc. acted as the sole placement agent for the PIPE financing.

Additional information regarding the PIPE financing, including the material terms of the securities issued and the agreements entered into by the Company, will be set forth in the Current Report on Form 8-K to be filed by the Company with the SEC.

The offer and sale of the foregoing securities were, and will be, made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. Accordingly, the securities issued in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company intends to file a registration statement with the Securities and Exchange Commission (“SEC”) for the resale of the common stock issuable upon conversion or exercise, as applicable, of the securities issued in the private placement.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About RenX Enterprises Corp.

RenX Enterprises Corp. is a technology-driven environmental processing and sustainable materials company focused on producing value-added compost, engineered soils, and specialty growing media for agricultural, commercial, and consumer end markets. The Company’s platform integrates advanced milling and material-processing technology, including its Microtec UTM 1200 Turbo Mill, to size, refine, and condition organic inputs into consistent, specification-defined soil substrates.RenX’s core operations are anchored by a permitted 80-plus acre organics processing facility in Myakka City, Florida, where the Company integrates organics processing, advanced milling, blending, and in-house logistics to support the localized production of proprietary soil substrates and potting media. The Company also owns a portfolio of legacy real estate assets, which it intends to monetize to fund its core platform.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are or may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions and include statements regarding the PIPE financing supporting the Company’s growth and operational objectives; the $6.7 million second closing becoming available promptly after the effectiveness of a registration statement to be filed by the Company with the SEC; up to $87 million of potential additional funding being available from time to time; the anticipated use of the net proceeds from the PIPE financing; the Company’s obligation to file one or more registration statements with the SEC; and the monetization of the Company’s portfolio of legacy real estate assets to fund its core platform. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, and expected future developments, as well as other factors we believe are appropriate in the circumstances. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to meet the conditions to secure additional funding under the PIPE financing, as well as the parties’ agreement to complete any additional closings beyond the initial and second closings; the Company’s ability to advance monetization initiatives across its legacy real estate asset portfolio; the Company’s ability to achieve cash flow positivity; the Company’s ability to maintain adequate liquidity and working capital; the Company’s ability to maintain its Nasdaq listing; the Company’s reliance on third-party technologies and partners; the availability and cost of feedstock and other inputs; customer demand and market acceptance of engineered growing media products; fuel and commodity pricing; general economic and market conditions; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For Media and IR inquiries please contact:

info@renxent.com